Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-270901) of Gladstone Land Corporation of our report dated February 24, 2026, except for the effects of the revision to the authorized share amounts disclosed on the consolidated balance sheets, as to which the date is April 7, 2026 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
April 7, 2026

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